Exhibit h.3.n

FOURTEENTH AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 1st day of December, 2016 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and Virtus Fund Services, LLC, a Delaware limited liability company (such party, the “Administrator” and such agreement, the “Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, pursuant to Section 8 of the Agreement, the Trusts and the Administrator wish to amend the fees payable to the Administrator under Section 4, and revise Schedule A of the Agreement to reflect the removal of Virtus Insight Trust and to include name changes for certain of the Funds listed on Schedule A;

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Agreement hereby agree that the Agreement is amended as follows:

1.	Section 4(a) of the Agreement is hereby amended and restated as follows:

(a) For the services provided to each Trust and each Fund by the Administrator pursuant to this Agreement, each Fund shall pay the Administrator monthly for its services, fees at the following annual rates based on the combined aggregate average daily net assets across the Virtus Funds, defined as all funds of the Trusts, all funds of Virtus Alternative Solutions Trust, and all series of Virtus Variable Insurance Trust, plus out of pocket expenses (including out of pocket expenses of any sub-administrator to each Trust hired by the Administrator and not the Trusts):

Net Assets	Administrative Fee
Less than or equal to $15 billion	0.10%

Over $15 billion and up to and including $30 billion	0.095%

Over $30 billion and up to and including $50 billion	0.09%

In excess of $50 billion	0.085%

Any Fund with net assets in excess of $10 billion will receive an offsetting credit to its administrative fee, such that the portion of its net assets in excess of $10 billion will only be assessed an administrative fee of .07%. The fees for the portion of such a Fund’s net assets up to and inclusive of the first $10 billion will remain consistent with the fee schedule above.

2.	Schedule A to the Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

3.	Except as herein provided, the Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

4.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST

By:	/s/ W. Patrick Bradley
	Name:	W. Patrick Bradley
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS FUND SERVICES, LLC

By:	/s/ David G. Hanley
	Name:	David G. Hanley
	Title:	Vice President & Assistant Treasurer

SCHEDULE A

(as of December 1, 2016)

Virtus Equity Trust
Virtus Contrarian Value Fund
Virtus Enhanced Core Equity Fund (fka Virtus Growth & Income Fund)
Virtus Mid-Cap Core Fund
Virtus Mid-Cap Growth Fund
Virtus Quality Large-Cap Value Fund
Virtus Quality Small-Cap Fund
Virtus Small-Cap Core Fund
Virtus Small-Cap Sustainable Growth Fund
Virtus Strategic Allocation Fund (fka Virtus Balanced Fund)
Virtus Strategic Growth Fund
Virtus Tactical Allocation Fund

Virtus Opportunities Trust
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund
Virtus Emerging Markets Opportunities Fund
Virtus Emerging Markets Small-Cap Fund
Virtus Equity Trend Fund
Virtus Essential Resources Fund
Virtus Foreign Opportunities Fund
Virtus Global Equity Trend Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Real Estate Securities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus International Wealth Masters Fund
Virtus Low Duration Income Fund
Virtus Low Volatility Equity Fund
Virtus Multi-Asset Trend Fund
Virtus Multi-Sector Intermediate Bond Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Real Estate Securities Fund
Virtus Sector Trend Fund
Virtus Senior Floating Rate Fund
Virtus Tax-Exempt Bond Fund
Virtus Wealth Masters Fund

Virtus Retirement Trust
Virtus DFA 2015 Target Date Retirement Income Fund
Virtus DFA 2020 Target Date Retirement Income Fund
Virtus DFA 2025 Target Date Retirement Income Fund
Virtus DFA 2030 Target Date Retirement Income Fund
Virtus DFA 2035 Target Date Retirement Income Fund
Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund
Virtus DFA 2050 Target Date Retirement Income Fund
Virtus DFA 2055 Target Date Retirement Income Fund
Virtus DFA 2060 Target Date Retirement Income Fund